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                                                                      Exhibit 23




                         Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of our report dated June 23, 1998, with respect to the financial statements and schedules of the Capital One Financial Corporation Associate Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


      Registration Statement
              Number                     Form                     Description
      ---------------------           ----------         --------------------------------
             33-80263                  Form S-8          Marketing and Management
                                                              Services Agreement
             33-86874                  Form S-8          Employee Stock Purchase Plan
             33-86876                  Form S-8          Employee Savings Plan
             33-86986                  Form S-8          1994 Stock Incentive Plan
             33-91790                  Form S-8          1995 Non-Employee Directors
                                                              Stock Incentive Plan
             33-97032                  Form S-8          Amendment to 1994 Stock
                                                              Incentive Plan
             33-99748                  Form S-3          Dividend Reinvestment and
                                                              Stock Purchase Plan
             333-3580                  Form S-3          Debt Securities, Preferred Stock
                                                             and Common Stock in the
                                                              amount of $200 million
             333-42853                 Form S-8          1994 Stock Incentive Plan
             333-45453                 Form S-8          Associate Savings Plan
             333-51637                 Form S-8          1994 Stock Incentive Plan
             333-51639                 Form S-8          1994 Stock Incentive Plan
             333-57317                 Form S-8          1994 Stock Incentive Plan





                                                            /s/ERNST & YOUNG LLP


Washington, D.C.
June 23, 1998


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